Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$1,375,525
Unrealized Gain (Loss) on Market Value of Commodity Futures	10,560,106
Dividend Income	45,316
Interest Income	4,764
ETF Transaction Fees	700
Total Income (Loss)	$11,986,411

Expenses
General Partner Management Fees	$25,743
Professional Fees	43,468
Brokerage Commissions	767
Directors' Fees and insurance	1,233
NYMEX License Fee	515
Total Expenses	71,726
Expense Waiver	(40,834)
Net Expenses	$30,892
Net Income (Loss)	$11,955,519

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/22	$37,135,468
Withdrawals (300,000 Shares)	(5,922,411)
Net Income (Loss)	11,955,519

Net Asset Value End of Month	$43,168,576
Net Asset Value Per Share (1,800,000 Shares)	$23.98

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596